UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April, 19  2011 (April 15, 2011)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600
Los Angeles, California, 90071
(Address of principal executive offices, Zip Code)

(213) 223-2142
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
INNOVATIVE CARD TECHNOLOGIES, INC.

April 19, 2011

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In March of 2011, Innovative Card Technologies, Inc. (the “Company”) approached the holders of the Company’s 8% secured debentures (“Debentures”) regarding a modification of their currently held debentures.  The Debentures mature on April 15, 2011.  Presently, the Company has limited resources and does not have the ability to repay the Debentures.  As a result of discussions, the following occurred:

1)
Resignation of Richard Nathan.  On April 15, 2011, Mr. Nathan resigned from his position as chief executive officer and chief financial officer.  There was no disagreement between the Company and Mr. Nathan.

2)
Appointment of Maurice Spitz as CEO, CFO and Director.  On April 15, 2011, the Company’s board of directors (“Board”) appointed Maurice Spitz as chief executive officer, chief financial officer, and to serve on the Board until the next annual meeting of the shareholders or until a successor is elected.

Maurice Spitz -- Mr. Spitz was Chairman and Acting CEO of Oxis International, Inc. from June 27, 2008 until March 26, 2009.  He was also a Vice President of Oxis from March 26, 2009 to July 11, 2009.  Mr. Spitz’s professional experience includes varied roles in investment banking, investor relations, executive search, equipment and car leasing and retail brokerage. At Spitz Principal Holdings/The Wall Street Organization (1999 to present) he acted to raise capital, advised on mergers and acquisitions and provided investor and public relations services,  Prior to this while at Retirement Capital Centers (1998 to 1999), he advised on investments such as living trusts, annuities, and similar investment products related to personal financial and estate planning. Other experience includes stock trading and sales at Worldwide Asset Advisors (1992 to 1998) and recruiting and management of retail stock brokers at Osborne, Stern Brokerage (1987 to 1992).  He has been also involved in personal care giving during 1999 to 2002. Mr. Spitz holds a B.A. degree in Economics and History from Queens College in New York and attended the New School of Social Research also in New York.

Mr. Spitz has no family relationship to any member of the Board or any Officer of the Company.

3)
Resignation of the Board of Directors.  On April 15, 2011, Messrs.’ Ramsdell, Nathan, Ogilvie, Tredennick, Zelayeta and Ward resigned as directors.  There was no disagreement between the resigning directors and the Company.

As a result of the foregoing actions, Mr. Spitz shall be the sole director, the chief executive officer, and the chief financial officer of the Company.   Mr. Spitz was recommended to the Company by the collateral agent for the Debenture holders.  It is anticipated that Mr. Spitz will commence a review of the Company’s current and future opportunities and formulate a business plan moving forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: April 19, 2011	By:	/s/ Maurice Spitz
Chief Executive Officer